                          FLEET FINANCIAL GROUP, INC.
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                         EXCLUDING INTEREST ON DEPOSITS
                                   (MILLIONS)

                                     SIX MONTHS
                                   ENDED JUNE 30,                 YEAR ENDED DECEMBER 31,
                                  ----------------     ----------------------------------------------
                                   1994      1993       1993      1992      1991      1990      1989
                                  ------    ------     ------    ------    ------    ------    ------
Earnings:
     Net income (loss)..........   $285      $225      $  488     $280      $ 98      $(74)    $  371
Adjustments:
     (a) Applicable income taxes    191       153         327      229        55       (90)       168
       (benefits)...............
     (b) Fixed charges:
          (1) Interest on           248       202         417      386       450       783        560
            borrowed funds......
          (2) 1/3 of rent.......     17        17          34       30        23        19         20
     (c) Preferred dividends....     10        14          37       50        22        13         12
                                  ------    ------     ------    ------    ------    ------    ------
     (d) Adjusted earnings......   $751      $611      $1,303     $975      $648      $651     $1,131
                                  ======    ======     ======    ======    ======    ======    ======
Fixed charges [b(1)+b(2)+c].....   $275      $233      $  488     $466      $495      $815     $  592
                                  ======    ======     ======    ======    ======    ======    ======
Adjusted earnings/fixed charges    2.73x     2.62x       2.67x    2.09x     1.31x     0.80x*     1.91x
                                  ======    ======     ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                                   (MILLIONS)

                                     SIX MONTHS
                                   ENDED JUNE 30,                 YEAR ENDED DECEMBER 31,
                                  ----------------     ----------------------------------------------
                                   1994      1993       1993      1992      1991      1990      1989
                                  ------    ------     ------    ------    ------    ------    ------
Earnings:
     Net income (loss)..........  $  285    $  225     $  488    $  280    $   98    $  (74)   $  371
Adjustments:
     (a) Applicable income taxes     191       153        327       229        55       (90)      168
       (benefits)...............
     (b) Fixed charges
          (1) Interest on            248       202        417       386       450       783       560
            borrowed funds......
          (2) 1/3 of rent.......      17        17         34        30        23        19        20
          (3) Interest on            327       399        744     1,076     1,480     1,343     1,256
            deposits............
     (c) Preferred dividends....      10        14         37        50        22        13        12
                                  ------    ------     ------    ------    ------    ------    ------
     (d) Adjusted earnings......  $1,078    $1,010     $2,047    $2,051    $2,128    $1,994    $2,387
                                  ======    ======     ======    ======    ======    ======    ======
Fixed charges                     $  602    $  632     $1,232    $1,542    $1,975    $2,158    $1,848
  [b(1)+b(2)+b(3)+c]............
                                  ======    ======     ======    ======    ======    ======    ======
Adjusted earnings/fixed             1.79x     1.60x      1.66x     1.33x     1.08x     0.92x*    1.29x
  charges.......................
                                  ======    ======     ======    ======    ======    ======    ======

* Note that earnings are inadequate to cover fixed charges, the deficiency being $164 million for both the ratio excluding and including interest on deposits.